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                                                                    Exhibit 21.1

                                 SUBSIDIARY LIST*




                                                          STATE OF INCORPORATION
             NAME OF SUBSIDIARY                              OR REORGANIZATION
             ------------------                           ----------------------

1.  Alpha Coal Sales Co., LLC                              Delaware

2.  Alpha Land and Reserves, LLC                           Delaware

3.  Alpha Natural Resources, LLC                           Delaware

4.  Alpha Natural Resources Capital Corp.                  Delaware

5.  Alpha Natural Resources Services, LLC                  Delaware

6.  Alpha Terminal Company, LLC                            Delaware

7.  AMFIRE, LLC                                            Delaware

8.  AMFIRE Holdings, Inc.                                  Delaware

9.  AMFIRE Mining Company, LLC                             Delaware

10. AMFIRE WV, L.P.                                        Delaware

12. ANR Holdings, LLC                                      Delaware

13. Brooks Run Mining Company, LLC                         Delaware

13. Dickenson-Russell Coal Company, LLC                    Delaware

14. Enterprise Mining Company, LLC                         Delaware

15. Esperanza Coal Co., LLC                                Delaware

16. Gallup Transportation and Transloading
    Company, LLC.                                          New Mexico

17. Herndon Processing Company, LLC                        West Virginia

18. Kepler Processing Company, LLC                         West Virginia

19. Kingwood Mining Company, LLC                           Delaware

20. Litwar Processing Company, LLC                         West Virginia

21. Maxxim Rebuild Co., LLC                                Delaware

22. Maxxim Shared Services, LLC                            Delaware

23. Maxxum Carbon Resources, LLC                           Delaware

24. McDowell-Wyoming Coal Company, LLC                     Delaware

25. NATIONAL KING COAL LLC                                 Colorado

26. Paramont Coal Company Virginia, LLC                    Delaware

27. Riverside Energy Company, LLC                          West Virginia

28. Solomons Mining Company                                West Virginia



* Following the internal restructuring as described in the prospectus under "Internal Restructuring."